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                             WILLIAM TIMMINS, P.ENG.
                           410 - 455 Granville Street
                          Vancouver, British Columbia,
                                 Canada, V6C 1T1




NORMARK  VENTURES  CORP.
Vancouver,  British  Columbia
Canada


                        CONSENT OF GEOLOGICAL CONSULTANT
                        --------------------------------



I hereby consent to the inclusion and reference of my report dated July 2000 entitled "Geological Report on the Wheaton River Property" in the amended Form SB-2 Registration Statement to be filed by Normark Ventures Corp. with the United States Securities and Exchange Commission.




Dated the 6th day of February, 2002




/s/ William G. Timmins
-----------------------------------
William G. Timmins
Consulting Geologist